Exhibit 4.1

AMENDMENT NO. 1 TO COPYRIGHT SECURITY AGREEMENT

This AMENDMENT NO. 1 TO COPYRIGHT SECURITY AGREEMENT, dated as of August 8, 2023 (this “Amendment”), is delivered pursuant to that certain Copyright Security Agreement, dated as of September 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”), by Cineverse Corp., a Delaware corporation formerly known as Cinedigm Corp. (“Borrower”) and the Guarantors referred to in that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of even date (as the same may be amended, supplemented or otherwise modified, renewed, restated or replaced from time to time), among Borrower, the Guarantors referred to therein and East West Bank (“Bank”).

WHEREAS, the Copyright Security Agreement was recorded with the United States Copyright Office on September 27, 2022, Volume 15009, Doc. No. 989; and

WHEREAS, the parties wish to amend the Copyright Security Agreement to reflect the name changes of Borrower and the following Guarantors party thereto: (i) Cineverse OTT Holdings, LLC, a Delaware limited liability company formerly known as Cinedigm OTT Holdings, LLC; (ii) Cineverse Home Entertainment, LLC, a Delaware limited liability company formerly known as Cinedigm Home Entertainment, LLC; (iii) Cineverse Entertainment Holdings, LLC, a Delaware limited liability company formerly known as Cinedigm Entertainment Holdings, LLC; and (iv) Cineverse Entertainment Corp., a New York corporation formerly known as Cinedigm Entertainment Corp.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Copyright Security Agreement as follows:

1.
Amendment of Agreement. All references in the Copyright Security Agreement and the schedules and signature pages attached thereto to (i) the prior name of Borrower, “Cinedigm Corp.”, are hereby changed to reflect the current name of Borrower, “Cineverse Corp.”, and all references to Borrower shall hereafter be deemed to refer to Cineverse Corp.; (ii) the prior name of “Cinedigm OTT Holdings, LLC” are hereby changed to reflect its current name, “Cineverse OTT Holdings, LLC”; (iii) the prior name of “Cinedigm Home Entertainment, LLC” are hereby changed to reflect its current name, “Cineverse Home Entertainment, LLC”; (iv) the prior name of “Cinedigm Entertainment Holdings, LLC” are hereby changed to reflect its current name, “Cineverse Entertainment Holdings, LLC”; and (v) the prior name of “Cinedigm Entertainment Corp.” are hereby changed to reflect its current name, “Cineverse Entertainment Corp.”
2.
This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower, the Guarantors and Bank.
3.
GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GRANTORS:

CINEVERSE CORP.

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Chief Legal Officer

and Secretary

CINEVERSE ENTERTAINMENT CORP.

CINEVERSE OTT HOLDINGS, LLC

CINEDIGM PRODUCTIONS, LLC

COMIC BLITZ II LLC

DOCURAMA, LLC

DOVE FAMILY CHANNEL, LLC

By: /s/ Gary S. Loffredo___

Name: Gary S. Loffredo

Title: Senior Vice President & Secretary

CINEVERSE ENTERTAINMENT HOLDINGS, LLC

CINEVERSE HOME ENTERTAINMENT, LLC

CON TV, LLC

VISTACHIARA PRODUCTIONS INC.

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Secretary

ACCESS DIGITAL MEDIA, INC.

CHRISTIE/AIX, INC.

CINEDIGM DC HOLDINGS, LLC

CINEDIGM DIGITAL FUNDING I, LLC

FANDOR ACQUISITION LLC

FOUNDATIONTV, INC.

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: President

ASIAN MEDIA RIGHTS LLC

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Chief Operating Officer, General Counsel

and Secretary

BLOODY DISGUSTING ACQUISITION LLC

SCREAMBOX ACQUISITION LLC

TFD ACQUISITION LLC

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Chief Operating Officer and Secretary

VIEWSTER, LLC

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Chief Operating Officer

CINEDIGM INDIA PRIVATE LIMITED

By: /s/ Gary S. Loffredo

Name: Gary S. Loffredo

Title: Authorized Person